Exhibit 3.1

Delaware

The First State

Page 1

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "DARKPULSE, INC.", FILED IN THIS OFFICE ON THE TWENTY-THIRD DAY OF DECEMBER, A.D. 2021, AT 12:02 O`CLOCK P.M.

Jeffrey W. Bullock, Secretary of State

2215728 8100
SR# 20214202203

Authentication: 205072557
Date: 12-23-21

You may verify this certificate online at corp.delaware.gov/authver.shtml

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CERTIFICATE OF AMENDMENT TO CERTIFICATE OF DESIGNATION OF PREFERENCES AND RIGHTS OF SERIES D PREFERRED STOCK OF DARKPULSE, INC.	State of Delaware Secretary of State Division of Corporations Delivered 12:02 PM 12/23/2021 FILED 12:02 PM 12/23/2021 SR 20214202203 - File Number 2215728

DarkPulse, Inc., a corporation organized under and existing under the laws of the State of Delaware (the “Corporation”), certifies that:

FIRST: The name of the Corporation is DarkPulse, Inc. The Corporation was originally incorporated under the name “Klever Marketing, Inc.”

SECOND: The Corporation’s Certificate of Designation of Preferences and Rights of Series D Preferred Stock was filed with the Secretary of State of the State of Delaware on July 12, 2018.

THIRD: The Board of Directors of the Corporation, acting in accordance with the provision of Sections 141 and 242 of the Delaware General Corporation Law (the “DGCL“) adopted resolutions to amend Paragraph 4 of the Certificate of Designation of Preferences and Rights of Series D Preferred Stock to read in its entirety as follows:

4.       Conversion. Each share of Series D Stock shall be convertible, at the sole and exclusive election of the holder of such share of Series D Preferred Stock, into two (2) shares of Common Stock of the Corporation.

FOURTH: This Certificate of Amendment to the Certificate of Designation of Preferences and Rights of Series D Preferred Stock was duly adopted by the Corporation’s directors and stockholders in accordance with the applicable provisions of Sections 242 of the DGCL.

[Remainder of page intentionally left blank. Signature page follows.]

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IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to the Certificate of Designation of Preferences and Rights of Series D Preferred Stock to be signed and attested this 22nd day of December 2021.

DARKPULSE, INC.

/s/ Dennis O’Leary

Dennis O’Leary

Chief Executive Officer

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